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                                                                   Exhibit 10.11

                              Employment Agreement
                              --------------------


     This Employment Agreement made as of the 16th day of August, 1996 by and between Lightbridge, Inc., a Delaware corporation (the "Company"), and Pamela D.A. Reeve of Winchester, Massachusetts (the "Employee").

     WHEREAS, the Employee currently serves as the President and Chief Executive Officer of the Company; and

     WHEREAS, the Company and the Employee desire to establish certain terms and conditions governing the Employee's employment by the Company;

     NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the Company and the Employee agree as follows:

     1.  Employment.  The Company hereby employs the Employee, and the Employee
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accepts employment with the Company.  The Employee's title and duties at the start of this agreement shall be those of President and Chief Executive Officer of the Company. As such, the Employee shall report directly to the Company's Board of Directors.

     2.  Term of Employment.  There shall be no definite term of employment, and
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Employee shall be an employee at will.  However, if Employee's employment hereunder terminates for any reason, other than death or disability, within one year after a change of control of the Company or if the Company terminates the Employee's employment hereunder at any time without cause, the Company shall make Severance Payments to Employee equal to one year of Base Salary, payable over twelve (12) months. "Cause" shall mean dishonesty or misappropriation of assets of the Company, gross failure to perform duties to the Company, or the commission of a crime involving moral turpitude or constituting a felony. "Change of control" shall include a merger or sale of stock in which the stockholders of the Company immediately before the merger own fifty percent (50%) or less of the voting securities of the surviving corporation immediately after the merger.

     3.  Compensation.
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     (a)  During the term of this Agreement, the Company shall pay the Employee a Base Salary, payable in accordance with the Company's standard schedule for salary payments to its executives (but no less frequently than monthly) in arrears, in equal installments at an annual rate equal to $165,000. At the beginning of each fiscal year, the Board of Directors shall consider in its discretion increases in the base salary.

     (b) The Board of Directors shall determine on an annual basis the amount of any bonus to be paid to the Employee.
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     (c)  All payments of salary and incentive compensation to the Employee shall be made after deduction of any taxes which are required to be withheld with respect thereto under applicable federal and state laws.

     4.  Office and Fringe Benefits.  The Employee shall be provided with an
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office, secretary and other facilities and services commensurate with her position as a senior executive of the Company. The Company shall continue to provide the Employee with an automobile in accordance with its current practice.

     5.  Expenses.  The Company shall reimburse the Employee for all reasonable
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business expenses incurred by the Employee in connection with her employment by the Company, including, without limitation, expenses of travel and entertainment. The Company shall promptly reimburse the Employee for all such expenses upon presentation of appropriate vouchers, receipts and other supporting documents as reasonably required by the Company.

     6.  Duty to Perform Services.  The Employee shall devote her full time
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during normal business hours to rendering services to the Company hereunder, and shall exert all reasonable efforts in the rendering of such services. Nothing in this Agreement shall prohibit the Employee from:

          (a) making and managing passive investments;

          (b) serving on the Board of Directors of any company;

          (c) participating in professional organizations; and

          (d) engaging in religious, charitable or other community or nonprofit activities, provided none of the foregoing shall interfere with Employee's duties hereunder.

     The Employee agrees that in the rendering of all services to the Company and in all aspects of her employment as a senior level executive of the Company, she will comply in all material respects with all directives, policies, standards and regulations from time to time established by the Board of Directors of the Company to the extent they are not in conflict with this Agreement.

     7.   Vacations; Holidays; Sick Time.  The Employee shall be entitled to
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vacation time, holiday time and sick leave in accordance with the Company's policies for senior executive officers, as in effect from time to time.

     8.   Other Agreements.  Nothing in this Agreement shall supersede or modify
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Employee's obligations under any existing non-competition or non-disclosure agreement with the Company.

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     9.   Notices.  All notices, requests, demands and other communications
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required by or permitted under this Agreement shall be in writing and shall be sufficiently delivered if delivered by hand or sent by registered or certified mail, postage prepaid, to the parties at their respective addresses listed below:

          (a)  if to the Employee:

                 Pamela D.A. Reeve
                 3 Black Horse Terrace
                 Winchester, MA 01890

          (b)  if to the Company:

                 Lightbridge, Inc.
                 281 Winter Street
                 Waltham, MA 02154
                 Attn:  Chief Financial Officer

Any party may change such party's address by such notice to the other party.

     10.  Governing Law.  This Agreement shall be governed by, and construed and
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enforced in accordance with, the laws of The Commonwealth of Massachusetts.

     11.  Binding Upon Successors.  This Agreement shall be binding upon, and
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shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.

     12.  Waivers and Amendments.
          ----------------------

          (a) This Agreement may be amended, modified or supplemented, and any obligation hereunder may be waived, only by a written instrument executed by the parties hereto. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate as a waiver of any subsequent breach.

          (b) No failure on the part of any party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy by such party preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies hereunder are cumulative and are in addition to all other rights and remedies provided by law, agreement or otherwise.

     13.  Term of Agreement.  This Agreement shall terminate on December 31,
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1998; provided, that this Agreement shall be automatically renewed for successive one-year periods unless either party gives sixty (60) days' prior written notice to the other party to terminate this Agreement on December 31 of such year.

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     IN WITNESS WHEREOF, the Company and the Employee have executed this
Agreement on the date first above written.

                                    LIGHTBRIDGE, INC.

                                    By: /s/ William G. Brown
                                        -------------------------------
                                      Its CFO/VP Finance



                                    /s/ Pamela D.A. Reeve
                                    ------------------------------------
                                         Pamela D.A. Reeve

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